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                                                                   Exhibit 23.13

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of ProLogis Trust of our report dated 21 March 2002 relating to the combined financial statements of Access Self-Storage Holdings S.A., Akeler Holdings S.A., B.C. Holdings S.A., and CWE Property Holdings S.A., which is included in the Security Capital Group Incorporated Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
London
April 11, 2002